UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2025

ELME COMMUNITIES

(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry Into a Material Definitive Agreement.

Purchase and Sale Agreement

On August 1, 2025, Elme Communities, a Maryland real estate investment trust (the “Trust”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Trust, WashREIT OP LLC, a Delaware limited liability company and wholly owned subsidiary of the Trust (“Seller”), Echo Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Seller (the “Company”, and together with the Trust and Seller, the “Trust Parties”), CEVF VI Capitol Holdings, LLC, a Delaware limited liability company (“Buyer”) and CEVF VI Co-Invest I Venture, LLC, a Delaware limited liability company (“Buyer Parent” and together with Buyer, the “Buyer Parties”).

Consideration

Pursuant to and subject to the terms and conditions of the Purchase Agreement, Buyer will purchase all of the equity interests of the Company in exchange for an aggregate purchase price of $1.605 billion, subject to customary adjustments (such transactions contemplated by the Purchase Agreement, the “Portfolio Sale Transaction”). Pursuant to and subject to the terms and conditions of the Purchase Agreement, the Trust Parties will undertake an internal reorganization, so that immediately prior to the consummation of the Portfolio Sale Transaction, the Company will hold all of the equity interests of the Trust subsidiaries which own the following communities: The Wellington; Trove; Elme Alexandria; Elme Manassas; Elme Druid Hills; Elme Dulles; Elme Herndon; Cascade at Landmark; Yale West; The Maxwell; Park Adams; Elme Eagles Landing; The Paramount; Roosevelt Towers; Elme Cumberland; Elme Leesburg; The Ashby; Bennett Park; and Clayborne Apartments (collectively, the “Sale Portfolio” and such subsidiaries, the “Company Subsidiaries”). The Trust’s board of trustees (the “Board”) has declared the Portfolio Sale Transaction advisable, recommended approval of the Portfolio Sale Transaction to the Trust’s shareholders, and unanimously approved the Purchase Agreement and the transactions contemplated thereby.

Representations, Warranties and Covenants

The Purchase Agreement includes various representations, warranties and covenants of the parties customary for a transaction of this nature, including covenants regarding (a) the operation of the business of the Company and the Company Subsidiaries prior to the consummation of the Portfolio Sale Transaction and (b) covenants prohibiting the Trust and its subsidiaries from soliciting, providing information or engaging in negotiations or discussions concerning proposals relating to alternative acquisition transactions, subject to limited exceptions.

The Board is also prohibited from effecting a Seller Parent Adverse Recommendation Change (as defined in the Purchase Agreement), subject to certain limited exceptions relating to the ability of the Board to change its recommendation (i) in order to terminate the Purchase Agreement and enter into an alternative acquisition agreement with respect to a superior proposal or (ii) in connection with an event, circumstance, change, development or effect that was not known to, or reasonably foreseeable (or, if known, the material consequences of which were not known or reasonably foreseeable) by the Board and becomes known to the Board before Shareholder Approval (as defined below) is obtained. The consummation of the Portfolio Sale Transaction is not subject to a financing condition.

Closing Conditions

The consummation of the Portfolio Sale Transaction is subject to various customary conditions, including, among others (a) approval of the Portfolio Sale Transaction by the affirmative vote of the holders of the outstanding shares of beneficial interest of the Trust, par value $0.01 per share, entitled to cast a majority of all the votes entitled to be cast on the matter (“Shareholder Approval”) and (b) the absence of a material adverse effect on either the Trust Parties or the Buyer Parties. The Purchase Agreement also provides that with respect to one property that is subject to certain regulatory notice requirements in the District of Colombia, the closing as to that property may, in certain circumstances, be delayed if such conditions to the closing of that property have not been met (if delayed, the “Delayed Property”), or, under certain circumstances the Purchase Agreement may be terminated with respect to such Delayed Property.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated under certain circumstances, including by either party (a) if the Portfolio Sale Transaction has not been consummated on or before January 31, 2026 (the “Outside Date”), subject to certain exceptions, (b) if a final and non-appealable order, decree or ruling is entered by a governmental authority prohibiting or restraining the Portfolio Sale Transaction, (c) if Shareholder Approval is not obtained upon vote taken at the shareholders’ meeting or any adjournment or postponement thereof, or (d) upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied. The Purchase Agreement may also be terminated by the Buyer Parties under certain circumstances, including (i) prior to obtaining Shareholder Approval, the Board effects a Seller Parent Adverse Recommendation Change or (ii) upon a willful and material breach by the Trust of its obligations under the Purchase Agreement prohibiting solicitation of transactions. The Purchase Agreement may also be terminated by the Trust under certain circumstances, including upon the Trust entering into an alternative acquisition agreement with respect to a superior proposal.

The Purchase Agreement also provides that the Trust will be required to pay Buyer Parent a termination fee under specified circumstances of $37.5 million (except the termination fee will be $27.5 million with respect to any termination relating to entry into an alternative acquisition agreement with respect to a superior proposal that is communicated by the Board to Buyer on or prior to August 31, 2025). In addition, if Shareholder Approval is not obtained, the Trust is required to reimburse Buyer up to a maximum of $3.0 million for Buyer’s reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the Portfolio Sale Transaction, which sum shall be credited against any termination fee payable to Buyer.

The Purchase Agreement further provides that Buyer Parent will be required to pay the Trust a termination fee of $100.0 million under specified circumstances, including if the Purchase Agreement is terminated by the Trust if (a) there is a breach of the Purchase Agreement by Buyer that would result in the failure of certain closing conditions to be satisfied by the Outside Date or (b) if the closing conditions are satisfied, the Company has notified Buyer Parent that the closing conditions are satisfied and the Company is ready to close and Buyer fails to consummate the closing within three business days after such notice.

Commitments and Guarantees

The Buyer Parties furnished the Trust Parties with executed equity and debt financing commitments, the proceeds of which will provide for funds to consummate the Portfolio Sale Transaction.

Concurrently with the execution of the Purchase Agreement, Cortland Enhanced Value Fund VI, L.P., an affiliate of Buyer, entered into a limited guarantee in favor of the Trust Parties with respect to certain obligations of the Buyer in connection with the Purchase Agreement.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Trust Parties or the Buyer Parties. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter provided by the Trust Parties to the Buyer Parties in connection with the signing of the Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about the Buyer Parties or the Trust Parties at the time they were made or otherwise and should only be read in conjunction with the other information that the Trust makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Commitment Letter

In connection with entering into the Purchase Agreement and approval of the Plan of Sale and Liquidation (as defined below) by the Board, the Trust obtained a commitment to provide debt financing in the original principal amount of

$520 million (or $565 million if the Delayed Property is not included in the closing of the Portfolio Sale Transaction) (the “Loan”) which will be secured by substantially all of the Trust’s real estate assets and subsidiary equity interests that remain after the closing under the Purchase Agreement, pursuant to a commitment letter (the “Commitment Letter”) from Goldman Sachs Bank USA. The Loan will have an initial term of one year with a one-year extension option, that may be exercised subject to certain conditions specified in the Commitment Letter. The funding of the Loan provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including but not limited to (a) execution and delivery of definitive documentation with respect to the Loan in accordance with the terms set forth in the Commitment Letter, and (b) closing of the Portfolio Sale Transaction. The actual documentation governing the Loan has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Commitment Letter.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Commitment Letter does not purport to be complete and it is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 7.01 Regulation FD Disclosure.

On August 4, 2025, the Trust issued (i) a press release announcing, among other things, the entry into the Purchase Agreement and the Board’s approval of the Plan of Sale and Liquidation, attached as Exhibit 99.1 and (ii) a set of frequently asked questions regarding the Portfolio Sale Transaction and Plan of Sale and Liquidation, attached as Exhibit 99.2.

This information is being furnished pursuant to Item 7.01 of Form 8-K. This information, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Plan of Sale and Liquidation

On July 30, 2025, the Board unanimously approved a Plan of Sale and Liquidation with respect to the Trust (the “Plan of Sale and Liquidation”). The Plan of Sale and Liquidation includes a plan of liquidation that provides for the Trust’s complete liquidation and dissolution in accordance with Section 331, Section 336 and Section 346(a) of the Internal Revenue Code of 1986, as amended. The Plan of Sale and Liquidation will become effective upon shareholder approval by the affirmative vote of the holders of the outstanding shares of beneficial interest of the Trust entitled to cast a majority of all the votes entitled to be cast on the matter.

Upon the effectiveness of the Plan of Sale and Liquidation and pursuant thereto, the Trust is authorized to sell, convey and transfer or otherwise dispose of any or all of the assets of the Trust in one or more transactions, and acting for itself and for entities it controls, authorize any subsidiaries or affiliates to sell, convey, transfer and deliver or otherwise dispose of any or all assets of any subsidiaries in one for more transactions, in each case without further approval of the Trust’s shareholders.

The Plan of Sale and Liquidation provides that the Trust shall pay or make reasonable provisions to pay all claims and obligations of the Trust and its subsidiaries and make all provisions that are reasonably likely to be sufficient to provide payment in respect any claim against the Trust or its subsidiaries in connection with any pending action, suit or proceeding to which any of the Trust or its subsidiaries is a party. The Plan of Sale and Liquidation provides that the Trust is authorized to engage in the wind-down of its business and affairs, discharging, paying or setting aside reserves for all Trust liabilities, disposing of its assets and distributing the Trust’s remaining assets available for distribution to the Trust’s shareholders, as determined by the Board in its discretion.

The Plan of Sale and Liquidation further provides that upon a determination of the Board, the Trust may transfer any remaining assets, including any reserve fund or other cash on hand, and liabilities to a liquidating trust (or other liquidating entity) and simultaneously with such transfer and assignment, shares of beneficial interests in such liquidating trust (or other liquidating entity) will be deemed distributed to each of the Trust’s shareholders.

The Plan of Sale and Liquidation, including the liquidation and dissolution of the Trust pursuant thereto, is not contingent upon the consummation of the Portfolio Sale Transaction. The foregoing description of terms of the Plan of Sale and Liquidation is qualified in its entirety by reference to the full text of the plan, which is attached hereto as Exhibit 2.2 and incorporated by reference herein.

Forward-Looking and Cautionary Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Trust to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of the Trust to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: the satisfaction or waiver of other conditions to closing the Portfolio Sale Transaction pursuant to the Purchase Agreement; the possibility that the Trust’s shareholders do not approve the Portfolio Sale Transaction and/or the Plan of Sale and Liquidation (together with the Portfolio Sale Transaction, the “Proposed Transactions”) or that other conditions to the closing on all 19 of the properties included in the Portfolio Sale Transaction are not satisfied or waived at all or on the anticipated timeline; unanticipated difficulties or expenditures relating to the Proposed Transactions; changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction cost, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; the inability to close our proposed new debt financing on the terms or timeline or for the amount anticipated; fees associated with the repayment of our existing indebtedness; the possibility of converting to a liquidating trust or other liquidating entity; the ability of our Board to terminate the Plan of Sale and Liquidation, whether or not approved by shareholders; the response of our residents, tenants and business partners to the announcement of the Proposed Transactions; potential difficulties in employee retention as a result of announcement of the Proposed Transactions; the occurrence of any event, change or other circumstances that could give rise to the termination of the Portfolio Sale Transaction; the outcome of legal proceedings that may be instituted against the Trust, its trustees and others related to the Proposed Transactions; the risk that disruptions caused by or relating to the Proposed Transactions will harm the Trust’s business, including current plans and operations; risks relating to the market value of the Trust’s common shares, including following approval of the Proposed Transactions by our shareholders; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transactions; restrictions during the pendency of the Portfolio Sale Transaction that may impact the Trust’s ability to pursue certain business opportunities or strategic transactions; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of the Trust’s properties and potential illiquidity of the Trust’s remaining real estate investments); whether or not the sale of one or more of the Trust’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; the Trust’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; the occurrence of any event, change or other circumstances that could give rise to the termination of one or both of the Proposed Transactions; the risks associated with ownership of real estate in general and the Trust’s real estate assets in particular; general economic and market developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Trust’s businesses in the “Risk Factors” section of the Trust’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by the Trust from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect the Trust’s good faith beliefs, they are not guarantees of future performance. The Trust undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the Proposed Transactions, and may be deemed to be solicitation material in respect of the Proposed Transactions. In connection with the Proposed Transactions, the Trust intends to file a proxy statement (the “Proxy Statement”) with the SEC. The Proxy Statement will be sent to all shareholders of the Trust. The Trust will also file other documents regarding the Proposed Transactions with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE TRUST ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and shareholders of the Trust may obtain copies of the Proxy Statement and other documents that are filed or will be filed by the Trust with the SEC, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Trust with the SEC will also be available, free of charge, on the Trust’s website at www.elmecommunities.com or upon written request to Investor Relations, Elme Communities 7550 Wisconsin Ave, Suite 900, Bethesda, MD 20814.

Participants in the Solicitation

The Trust, certain of its trustees, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Trust’s shareholders in connection with the Proposed Transactions. Information about the Trust’s trustees and executive officers and their ownership of the Trust’s common shares is set forth in the Trust’s proxy statement for its Annual Meeting of Shareholders on Schedule 14A filed with the SEC on April 17, 2025. To the extent that holdings of the Trust’s securities have changed since the amounts reported in the Trust’s proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Proposed Transactions may be obtained by reading the Proxy Statement regarding the Proposed Transactions when it becomes available. You may obtain free copies of these documents using the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated August 1, 2025, by and among the Trust, WashREIT OP LLC, Echo Sub LLC, CEVF VI Capitol Holdings, LLC and CEVF VI Co-Invest I Venture, LLC.

2.2	Plan of Sale and Liquidation.

10.1*	Commitment Letter, dated August 1, 2025, by and between Goldman Sachs Bank USA and the Trust.

99.1	Press Release dated August 4, 2025.

99.2	Frequently Asked Questions dated August 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Elme Communities agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)
W. Drew Hammond
Senior Vice President and Chief Administrative Officer
August 4, 2025
(Date)